                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                    Current Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        Date of Report: JANUARY 25, 2002


                            CROGHAN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


                                     0-20159
                            (Commission File Number)


             OHIO                                                31-1073048
(State or other jurisdiction of                                 (IRS employer
incorporation or organization)                               Identification No.)



   323 CROGHAN STREET, FREMONT, OHIO                                43420
(Address of principal executive offices)                          (Zip Code)


                                 (419)-332-7301
              (Registrant's telephone number, including area code)





This document contains 3 pages.

                            CROGHAN BANCSHARES, INC.


Item 5 - Other Events and Regulation FD Disclosure


                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE
                                January 25, 2002

Croghan Bancshares, Inc. ("Croghan"), the holding company for The Croghan Colonial Bank, Fremont, Ohio ("Croghan Colonial Bank"), reported that its consolidated net income for 2001 amounted to $3,695,000. This represented an increase of 3.5% as compared to the $3,569,000 earned during the same period in 2000. Net income per share amounted to $1.93 for 2001 as compared to $1.87 for the same period in 2000. Increases in loan volume, net interest margin, and non-interest income have been significant factors in the improvement. Non-interest expenses increased by $216,000 between comparable periods and were impacted in 2001 by severance costs, net of taxes, of $68,000 occurring in November and the write-down in the book value of the Clyde Banking Center, net of taxes, of $164,000 occurring in December.

Net income for 2001 exceeded that of any previously recorded annual earnings in the Corporation's history. The Board of Directors approved a $.22 per share dividend payable on January 31, 2002. Dividends declared during 2001 totaled $.87 per share which represent a 6.1% increase over the same period one year ago.

Additionally, Croghan announced today that it intends to commence on February 1, 2002, a repurchase program in which up to 5% of its outstanding common shares may periodically be purchased in the over-the-counter market during the next six months. The number of shares to be purchased and the price to be paid will depend upon the availability of shares, the prevailing market prices and any other considerations which may, in the opinion of the Board of Directors or management, affect the advisability of purchasing Croghan shares. The repurchase program will be funded by current working capital and dividends periodically paid by Croghan Colonial Bank to Croghan.

Steven C. Futrell, President and Chief Executive Officer of Croghan and Croghan Colonial Bank, stated that the Board of Directors determined that the repurchase program would benefit the shareholders of Croghan in light of the current market price for the shares of Croghan and the strong capital position of Croghan Colonial Bank.

The common shares of Croghan are registered with the Securities and Exchange Commission and are traded in the "over-the-counter" market. As of December 31, 2001, Croghan had 1,914,109 common shares outstanding.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CROGHAN BANCSHARES, INC.
                                                          (Registrant)


                                                by: /s/ Steven C. Futrell
                                                    Steven C. Futrell, President


Date: January 25, 2002